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                                                                   EXHIBIT  13

                                 INVESTMENT LETTER

                                                                  March 3 , 1993
                                                                 ---------


Lincoln National Managed Fund, Inc.
1300 South Clinton Street
Fort Wayne, Indiana 46801

Gentlemen:

This will advise you that in consideration of your issuance to the undersigned of 10,100 shares of Common Stock (the Stock) $.01 par value of Lincoln National Managed Fund, Inc. (the Fund) for an aggregate purchase price of $101,000, Lincoln National Pension Variable Annuity Account C (LNP) represents and warrants that the Stock will be held by LNP for its own account, for investment and not with a view to distribution.

LNP understands that the Stock being issued to it has not been registered under the Securities Act of 1933, as amended (the Act), and agrees that the Stock may not be sold or transferred except pursuant to an effective Registration Statement under the Act or unless exemption from such registration is available under the Act with respect to such proposed sale or transfer.

In order to insure compliance with the Act, LNP agrees that the Fund may, if it desires, refuse to transfer the Stock unless: (i) a Registration Statement under the Act is then in effect with respect to such Stock; or (ii) an opinion has been obtained from counsel for the Fund to the effect that an exemption from counsel for the Fund to the effect that an exemption from registration under the Act is available with respect to the proposed transfer and that no such registration is required; or (iii) a no-action letter has been obtained with respect to such transfer from the staff of the Securities and Exchange Commission.

LNP further agrees that a legend briefly describing the restrictions set forth in this letter may be placed on the stock certificate, if any, delivered to LNP.

Very truly yours,

LINCOLN NATIONAL PENSION VARIABLE ANNUITY ACCOUNT C

By:  LINCOLN NATIONAL PENSION INSURANCE COMPANY

By /s/ Marilyn A.  Vachon
   -------------------------------------
   Secretary and Assistant Treasurer